EXTENSION OF PROMISSORY NOTE

Comes now MAG Capital, LLC, Monarch Pointe Fund,  Mercator Momentum Fund III and Asset Managers International  (the “MAG Group”) and for good and valuable consideration, the receipt and sufficiency is hereby acknowledged, agrees as follows:

1.  MAG Group Loan. The MAG Group hereby extends the Maturity Date of the promissory note entered into between Invisa, Inc (“Invisa”) and the MAG Group on October 4, 2006 (the “MAG Group Note”) until May 31, 2008 (the “Extended Maturity Date”).

The parties have signed this Agreement on April 11, 2008.

Invisa, Inc.

BY: ____________

MAG Affiliated Entities:

MAG Capital, LLC

BY: ____________

Monarch Pointe Fund

BY: ______________

Mercator Momentum Fund III

BY: _________________

Asset Managers International

BY: _________________